Exhibit 3.65

BY-LAWS

OF

ENERGY

HOLDINGS, INC.

BY-LAWS

OF

ENERGY HOLDINGS, INC.

ARTICLE I

STOCKHOLDERS

Section 1.  Annual Meeting.  The annual meeting of the stockholders of the Corporation shall be held either within or without the State of Delaware, at such place as the Board of Directors may designate in the call or in a waiver of notice thereof, on such date as the Board of Directors shall determine for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting.

Section 2.  Special Meetings.  Special Meetings of the stockholders may be called by the Board of Directors or by the President, and shall be called by the President or by the Secretary upon the written request of the holders of record of at least twenty-five per cent (25%) of the shares of stock of the Corporation, issued and outstanding and entitled to vote, at such times and at such place either within or without the State of Delaware as may be stated in the call or in a waiver of notice thereof.

Section 3.  Notice of Meetings.  Notice of the time, place and purpose of every meeting of stockholders shall be delivered personally or mailed not less than ten days nor more than sixty days previous thereto to each stockholder of record entitled to vote, at such stock-holder’s post office address appearing upon the records of the Corporation or at such other address as shall be furnished in writing by him or her to the Corporation for such purpose. Such further notice shall be given as may be required by law or by these By-Laws.  Any meeting may be held without notice if all stockholders entitled to vote are present in person or by proxy, or if notice is waived in writing, either before or after the meeting, by those not present.

Section 4.  Quorum.  The holders of record of at least a majority of the shares of the stock of the Corporation, issued and outstanding and entitled to vote, present in person or by proxy, shall, except as otherwise provided by law or by these By-Laws, constitute a quorum at all meetings of the stockholders; if there be no such quorum, the holders of a majority of such shares so present or represented may adjourn the meeting from time to time until a quorum shall have been obtained.

Section 5.  Organization of Meetings.  Meetings of the stockholders shall be presided over by the Chairman of the Board, if there be one, or if the Chairman of the Board is not present by the President, or if the President is not present, by a chairman to be chosen at the meeting.  The Secretary of the Corporation, or in the Secretary of the Corporation’s absence, an Assistant Secretary, shall act as Secretary of the meeting, if present.

Section 6.  Voting.  At each meeting of stockholders, except as otherwise provided by statute or the Certificate of Incorporation, every holder of record of stock entitled to vote shall be entitled to one vote in person or by proxy for each share of such stock standing in his or her name on the records of the Corporation.  Elections of directors shall be determined by a plurality of the votes cast and, except as otherwise provided by statute, the Certificate of Incorporation, or these By-Laws, all other action shall be determined by a majority of the votes cast at such meeting.  Each proxy to vote shall be in writing and signed by the stockholder or by such stockholder’s duly authorized attorney.  In the election of Directors, and for any other action, voting need not be by ballot.

A complete list of the stockholders entitled to vote at each such meeting, arranged in alphabetical order, with the address of each, and the number of shares registered in the name of each stockholder, shall be prepared by the Secretary and shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 7.  Inspectors of Election.  The Board of Directors in advance of any meeting of stockholders may appoint one or more Inspectors of Election to act at the meeting or any adjournment thereof.  If Inspectors of Election are not so appointed, the chairman of the meeting may, and on the request of any stockholder entitled to vote shall, appoint one or more Inspectors of Election.  Each Inspector of Election, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of Inspector of Election at such meeting with strict impartiality and according to the best of his or her ability.  If appointed, Inspectors of Election shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by law.

Section 8.  Action by Consent.  Any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if, prior to such action, a written consent or consents thereto, setting forth such action, is signed by the holders of record of shares of the stock of the Corporation, issued and outstanding and entitled to vote thereon, having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

ARTICLE II

DIRECTORS

Section 1.  Number, Quorum, Term, Vacancies, Removal.  The Board of Directors of the Corporation shall consist of one (1) or more persons.  The number of directors may be changed by a resolution passed by a majority of the whole Board or by a vote of the holders of record of at least a majority of the shares of stock of the Corporation, issued and outstanding and entitled to vote.

A majority of the members of the Board of Directors then holding office (but not less than one-third of the total number of directors nor less than two directors) shall constitute a quorum for the transaction of business, but if at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum shall have been obtained.

At the request of the Chairman or President any one or more of the Board or any Committee thereof may participate for quorum purposes in any meeting, of such Board or Committee by means of conference telephone, video conferencing or similar electronic communications equipment allowing all persons participating in the meeting to hear each other at the same time.  Participation by such means shall constitute presence at the meeting.

Directors shall hold office until the next annual election and until their successors shall have been elected and shall have qualified, unless sooner displaced.

Whenever any vacancy shall have occurred in the Board of Directors, by reason of death, resignation, or otherwise, other than removal of a director with or without cause by a vote of the stockholders, it shall be filled by a majority of the remaining directors, though less than a quorum (except as otherwise provided by law), or by the stockholders, and the person so chosen shall hold office until the next annual election and until a successor is duly elected and has qualified.

Any one or more of the directors of the Corporation may be removed either with or without cause at any time by a vote of the holders of record of at least a majority of the shares of stock of the Corporation, issued and outstanding and entitled to vote, and thereupon the term of the director or directors who shall have been so removed shall forthwith terminate and there shall be a vacancy or vacancies in the Board of Directors, to be filled by a vote of the stockholders as provided in these By-Laws.

Section 2.  Meetings, Notice.  Meetings of the Board of Directors shall be held at such place either within or without the State of Delaware, as may from time to time be fixed by the Board, or as may be specified in the call or in a waiver of notice thereof.  Regular meetings of the Board of Directors shall be held at such times as may from time to time be fixed by the Board, and special meetings may be held at any time upon the call of two directors, the Chairman of the Board, if one be elected, or the President, by oral, telegraphic or written notice, duly served on or sent or mailed to each director in sufficient time for the convenient assembly of the Directors thereat.  A meeting of the Board may be held without notice immediately after the annual meeting of stockholders at the same place at which such meeting was held.  Notice need not be given of regular meetings of the Board.  Any meeting may be held without notice, if all directors are present, or if notice is waived in writing, either before or after the meeting, by those not present.

Section 3.  Committees.  The Board of Directors may, in its discretion, by resolution passed by a majority of the whole Board, designate from among its members one or more committees, which shall consist of two or more directors.  The Board may designate one or more directors as alternate members of any such committee, who may replace any absent or disqualified member at any meeting of the committee.  Such committees shall have and may exercise such powers as shall be conferred or authorized by the resolution appointing them.  A majority of any such committee may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide.  The Board shall have power at any time to change the membership of any such committee, to fill vacancies in it, or to dissolve it.

Section 4.  Action by Consent.  Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if prior to such action a written consent or consents thereto is signed by all members of the Board, or of such committee as the case may be, and such written consent or consents is filed with the minutes of proceedings of the Board or committee.

ARTICLE III

OFFICERS

Section 1.  Election of Officers.  The officers of the Corporation, who shall be chosen by the Board of Directors at its first meeting after each annual meeting of stockholders, shall be a President, a Treasurer and a Secretary.  The Board of Directors from time to time may elect a Chairman of the Board, one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and such other officers and agents with such titles as the resolution of the Board of Directors choosing them shall designate and whom it shall deem necessary, who shall exercise such powers and perform such duties as prescribed by the Board of Directors.  Any number of offices may be held by the same person.

Section 2.  Terms of Office.  Unless otherwise provided in the resolution choosing such officer, each officer shall be chosen for a term which shall continue until the meeting of the Board of Directors following the next annual meeting of stockholders and until such officer’s successor shall have been chosen and qualified.

Section 3.  Removal.  Any officer may be removed, either with or without cause, at any time, by the affirmative vote of a majority of the Board of Directors.

Section 4.  Resignations.  Any officer may resign at any time by giving written notice to the Board of Directors or to the Secretary.  Such resignation shall take effect at the time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 5.  Vacancies.  If the office of any officer or agent becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, the directors may choose a successor, who shall hold office for the unexpired term in respect of which such vacancy occurred.

Section 6.  Chairman of the Board.  The Chairman of the Board of Directors, if one were elected, shall preside at all meetings of the Board of Directors and of the stockholders.  The Chairman shall have and perform such other duties as from time to time may be assigned to the Chairman by the Board of Directors.

Section 7.  President.  The President shall be the chief operating officer of the Corporation and, in the absence of the Chairman, shall preside at all meetings of the Board of Directors, and of the stockholders.  The President shall exercise the powers and perform all functions and duties incidental to the chief operating officer and, subject to the control of the Board of Directors, shall have general management and control of the affairs and business of the Corporation.  The President shall have additional powers and duties as may from time to time be assigned by the Board of Directors.

Section 8.  Vice Presidents.  If chosen, Vice Presidents shall have such powers and perform such duties as may be assigned by the Chairman of the Board, President or the Board of Directors.  The Board of Directors in its discretion may assign to the titles of individual Vice Presidents terms such as “executive”, “senior”, or “special” or others indicative of levels or areas of responsibility.

Section 9.  Secretary.  The Secretary shall record or cause to be recorded in the books provided for that purpose the minutes of the meetings of the shareholders, the Board of Directors, and all committees of which a secretary shall have been appointed.  The Secretary shall be responsible for keeping the list of shareholders, and shall give or cause to be given notice of all meetings of shareholders, directors and committees.  The Secretary shall have custody of the seal of the corporation and shall perform such other duties as may from time to time be assigned by the Chairman of the Board, President of the Board of Directors.  The Secretary shall perform all duties incident to the office of the Secretary.

Section 10.  Assistant Secretaries.  The Board of Directors may from time to time appoint additional Assistant Secretaries.  In the event of absence or disability of the Secretary, an Assistant Secretary shall exercise all duties and powers of the Secretary.

Section 10.  Treasurer.  The Treasurer shall have charge and custody of and be responsible for all funds and securities of the Corporation and shall deposit all such funds to the credit of the Corporation in such depositories as may be designated form time to time by the Board of Directors.  The Treasurer shall disburse the funds of the Corporation as may from time to time be ordered by the Chairman of the Board, the President or the Board of Directors.  The Treasurer shall render to the Chairman of the Board, President or the Board of Directors and shareholders upon request an account of all his transactions as Treasurer.

Section 11.  Assistant Treasurers.  The Board of Directors may from time to time appoint additional Assistant Treasurers.  In the event of absence or disability of the Treasurer, an Assistant Treasurer shall exercise all duties and powers of the Treasurer.

Section 12.  Controller.  The Board of Directors may appoint a Controller who shall maintain adequate records of all assets, liabilities and transactions of the Corporation.  The Controller shall render financial and accounting reports and audits as required by the Chairman of the Board, the President, or the board of Directors as necessary to the proper conduct of business.

Section 13.  Assistant Controllers.  The Board of Directors may from time to time appoint additional Assistant Controllers.  In the event of absence or disability of the Controller, an Assistant Controller shall exercise all duties and powers of the Controller.

Section 14.  Director of Tax.  The Board of Directors may appoint a Director of Tax who shall be responsible for the preparation, signature, filing, execution and communication with government agencies or other parties relating to all tax matters including tax returns, annual reports, consents, waivers and any other documents necessary for tax planning and compliance and to perform and supervise any and all other matters related to taxes for the taxpayer corporation.

Section  15.  Duties of Officers May Be Delegated.  In case of the absence or disability of any officer of the Corporation, or for any other reason that the Board may deem sufficient, the Board may delegate, for the time being, the powers or duties, or any of them, of such officer to any other officer, or to any director.

ARTICLE IV

INDEMNIFICATION

Section 1.  Indemnity.  The corporation shall indemnify its directors and officers to the fullest extent allowed by law, provided, however, that it shall be within the discretion of the Board of Directors whether to advance any funds in advance of disposition of any action, suit or proceeding, and provided further that nothing in this section 1 shall be deemed to obviate the necessity of the Board of Directors to make any determination that indemnification of the director or officer is proper under the circumstances because he or she has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145 of the Delaware General Corporation Law.

Section 2.  Invalidity of Any Provisions of This Article.  The invalidity or unenforceability of any provision of this Article shall not affect the validity or enforceability of the remaining provisions of this Article.

ARTICLE V

CAPITAL STOCK

Section 1.  Certificates.  The interest of each stockholder of the Corporation shall be evidenced by certificates for shares of stock in such from as the Board of Directors may form time to time prescribe.  The certificates of stock shall be signed by the President or a Vice President and by the Secretary, or the Treasurer, or an Assistant Secretary, or an Assistant

Treasurer, sealed with the seal of the Corporation or a facsimile thereof, and countersigned and registered in such manner, if any, as the Board of Directors may by resolution prescribe.  Where any such certificate is countersigned by a transfer agent other than the Corporation or its employee, or registered by a registrar other than the Corporation or its employee, the signature of any such officer may be a facsimile signature.  In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers of the Corporation.

Section 2.  Transfer.  The shares of stock of the Corporation shall be transferred only upon the books of the Corporation by the holder thereof in person or by his or her attorney, upon surrender for cancellation of certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require.

Section 3.  Record Dates.  The Board of Directors may fix in advance a date, not less than ten nor more than sixty days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the distribution or allotment of any rights, or the date when any change, conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend, or to receive any distribution or allotment of such rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, and in such case only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, or to receive payment of such dividend, or to receive such distribution or allotment or rights or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

Section 4.  Lost Certificates.  In the event that any certificate of stock is lost, stolen, destroyed or mutilated, the Corporation may issue a new certificate of the same tenor and for the same number of shares in lieu thereof.  The Corporation may in its discretion, before the issuance of such new certificate, require the owner of the lost, stolen, destroyed or mutilated certificate, or the legal representative of the owner to make an affidavit or affirmation setting forth such facts as to the loss, destruction or mutilation as it deems necessary, and to give the Corporation a bond in such reasonable sum as it directs to indemnify the Corporation.

ARTICLE VI

MISCELLANEOUS PROVISIONS

Section 1.  Offices.  The registered office of the Corporation shall be located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle,

Delaware 19808 and The Corporation Trust Company shall be the registered agent of this Corporation in charge thereof.  The Corporation may have other offices either within or without the State of Delaware at such places as shall be determined from time to time by the Board of Directors or the business of the Corporation may require.

Section 2.  Fiscal Year.  The fiscal year of the Corporation shall be determined by the Board of Directors.

Section 3.  Corporate Seal.  The seal of the Corporation shall be circular in form and contain the name of the Corporation, and the year and state of its incorporation.  Such seal may be altered from time to time at the discretion of the Board of Directors.

Section 4.  Books.  There shall be kept at such office of the Corporation as the Board of Directors shall determine, within or without the State of Delaware, correct books and records of account of all its business and transactions, minutes of the proceedings of its stockholders, Board of Directors and committees, and the stock book, containing the names and addresses of the stockholders, the number of shares held by them, respectively, and the dates when they respectively became the owners of record thereof, and in which the transfer of stock shall be registered, and such other books and records as the Board of Directors may from time to time determine.

Section 5.  Voting of Stock.  Unless otherwise specifically authorized by the Board of Directors, all stock owned by the Corporation, other than stock of the Corporation, shall be voted, in person or by proxy, by the President or the Secretary of the Corporation on behalf of the Corporation.

ARTICLE VII

AMENDMENTS

Section 1.  Amendments.  The vote of the holders of at least a majority of the shares of stock of the Corporation, issued and outstanding and entitled to vote, shall be necessary at any meeting of stockholders to amend or repeal these By-Laws or to adopt new by-laws.  These By-Laws may also be amended or repealed, or new by-laws adopted, at any meeting of the Board of Directors by the vote of at least a majority of the entire Board; provided that any by-law adopted by the Board may be amended or repealed by the stockholders in the manner set forth above.

Any proposal to amend or repeal these By-Laws or to adopt new by-laws shall be stated in the notice of the meeting of the Board of Directors or the stockholders, or in the waiver of notice thereof, as the case may be, unless all of the directors or the holders of record of all of the shares of stock of the Corporation, issued and outstanding and entitled to vote, are present at such meeting.